Exhibit 99.1

Egalet Receives Complete Response Letter from U.S. Food and Drug Administration for Prior Approval Supplement for
10 mg and 15 mg Dosage Strengths of OXAYDO

Wayne, Penn. — June 20, 2017— Egalet Corporation (Nasdaq: EGLT) (“Egalet”), a fully integrated specialty pharmaceutical company focused on developing, manufacturing and marketing innovative treatments for pain and other conditions, today announced that it received a complete response letter (CRL) from the U.S. Food and Drug Administration (FDA) regarding the prior approval supplement of OXAYDO® (oxycodone HCl, USP) tablets C-II in 10 mg and 15 mg dosage strengths.

The FDA has requested more information regarding the effect of food on OXAYDO 15 mg and the intranasal abuse-deterrent properties of OXAYDO 10 and 15 mg. Egalet will work with the FDA to determine the path forward.

OXAYDO is an immediate-release oral formulation of oxycodone HCl indicated for the management of acute and chronic, moderate to severe pain where the use of an opioid analgesic is appropriate. OXAYDO, initially approved in December 2015 in 5 mg and 7.5 mg dosage strengths, is designed to discourage intranasal abuse. Through its novel, patent protected formulation, OXAYDO contains inactive ingredients that may cause nasal burning if manipulated and snorted. There is no evidence that OXAYDO has reduced abuse liability compared to immediate-release oxycodone.

About Egalet
 Egalet, a fully integrated specialty pharmaceutical company, is focused on developing, manufacturing and commercializing innovative treatments for pain and other conditions. Egalet has three approved products: ARYMO® ER (morphine sulfate) extended-release tablets for oral use —CII, developed using Egalet’s proprietary Guardian™ Technology, OXAYDO® (oxycodone HCI, USP) tablets for oral use only —CII and SPRIX® (ketorolac tromethamine) Nasal Spray. Using Guardian Technology, Egalet is developing a pipeline of clinical-stage, product candidates including Egalet-002, an abuse-deterrent, extended-release, oral oxycodone formulation for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate. Guardian Technology can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple active pharmaceutical ingredients with similar or different release profiles. For full prescribing information on ARYMO ER, including the boxed warning and medication guide, please visit arymoer.com. For full prescribing information on SPRIX, including the boxed warning and medication guide, please visit sprix.com. For full prescribing information on OXAYDO, including the boxed warning and medication guide, please visit oxaydo.com. For additional information on Egalet, please visit egalet.com.

IMPORTANT SAFETY INFORMATION ABOUT OXAYDO

WARNING: ADDICTION, ABUSE, AND MISUSE; LIFE-THREATENING RESPIRATORY DEPRESSION; ACCIDENTAL INGESTION; NEONATAL OPIOID WITHDRAWAL SYNDROME; CYTOCHROME P450 3A4 INTERACTION; and RISKS FROM CONCOMITANT USE WITH BENZODIAZEPINES OR OTHER CNS DEPRESSANTS

Addiction, Abuse, and Misuse

OXAYDO exposes patients and other users to the risks of opioid addiction, abuse, and misuse, which can lead to overdose and death. Assess each patient’s risk prior to prescribing OXAYDO, and monitor all patients regularly for the development of these behaviors and conditions.

Life-Threatening Respiratory Depression

Serious, life-threatening, or fatal respiratory depression may occur with use of OXAYDO. Monitor for respiratory depression, especially during initiation of OXAYDO or following a dose increase.

Accidental Ingestion

Accidental ingestion of even one dose of OXAYDO, especially by children, can result in a fatal overdose of oxycodone.

Neonatal Opioid Withdrawal Syndrome

Prolonged use of OXAYDO during pregnancy can result in neonatal opioid withdrawal syndrome, which may be life-threatening if not recognized and treated, and requires management according to protocols developed by neonatology experts. If opioid use is required for a prolonged period in a pregnant woman, advise the patient of the risk of neonatal opioid withdrawal syndrome and ensure that appropriate treatment will be available.

Cytochrome P450 3A4 Interaction

The concomitant use of OXAYDO with all cytochrome P450 3A4 inhibitors may result in an increase in oxycodone plasma concentrations, which could increase or prolong adverse reactions and may cause potentially fatal respiratory depression. In addition, discontinuation of a concomitantly used cytochrome P450 3A4 inducer may result in an increase in oxycodone plasma concentration. Monitor patients receiving OXAYDO and any CYP3A4 inhibitor or inducer.

Risks From Concomitant Use With Benzodiazepines Or Other CNS Depressants

Concomitant use of opioids with benzodiazepines or other central nervous system (CNS) depressants, including alcohol, may result in profound sedation, respiratory depression, coma, and death.

•            Reserve concomitant prescribing of OXAYDO and benzodiazepines or other CNS depressants for use in patients for whom alternative treatment options are inadequate.

•            Limit dosages and durations to the minimum required.

•            Follow patients for signs and symptoms of respiratory depression and sedation.

Indications and Usage

OXAYDO is indicated for the management of acute and chronic pain severe enough to require an opioid analgesic and for which alternative treatments are inadequate.

Limitations of Use

Because of the risks of addiction, abuse, and misuse with opioids, even at recommended doses, reserve OXAYDO for use in patients for whom alternative treatment options (e.g., non-opioid analgesics or opioid combination products):

•                  Have not been tolerated, or are not expected to be tolerated,

•                  Have not provided adequate analgesia, or are not expected to provide adequate analgesia.

Contraindications

OXAYDO is contraindicated in patients with significant respiratory depression; acute or severe bronchial asthma in an unmonitored setting or in the absence of resuscitative equipment; known or suspected gastrointestinal obstruction, including paralytic ileus; hypersensitivity to oxycodone, oxycodone salts, or any components of the product (e.g., anaphylaxis).

Warnings and Precautions

Addiction, Abuse, and Misuse

OXAYDO contains oxycodone, a Schedule II controlled substance. As an opioid,

OXAYDO exposes users to the risks of addiction, abuse, and misuse.

Although the risk of addiction in any individual is unknown, it can occur in patients appropriately prescribed OXAYDO. Addiction can occur at recommended dosages and if the drug is misused or abused.

Life-Threatening Respiratory Depression

Serious, life-threatening, or fatal respiratory depression has been reported with the use of opioids, even when used as recommended. Respiratory depression, if not immediately recognized and treated, may lead to respiratory arrest and death.

Neonatal Opioid Withdrawal Syndrome

Prolonged use of OXAYDO during pregnancy can result in withdrawal in the neonate. Neonatal opioid withdrawal syndrome, unlike opioid withdrawal syndrome in adults, may be life-threatening if not recognized and treated, and requires management according to protocols developed by neonatology experts. Observe newborns for signs of neonatal opioid withdrawal syndrome and manage accordingly.

Risks of Concomitant Use or Discontinuation of Cytochrome P450 3A4 Inhibitors and Inducers

Concomitant use of OXAYDO with a CYP3A4 inhibitor, such as macrolide antibiotics (e.g., erythromycin), azole-antifungal agents (e.g., ketoconazole), and protease inhibitors (e.g., ritonavir), may increase plasma concentrations of oxycodone and prolong opioid adverse reactions, which may cause potentially fatal respiratory depression, particularly when an inhibitor is added after a stable dose of OXAYDO is achieved. Similarly, discontinuation of a CYP3A4 inducer, such as rifampin, carbamazepine, and phenytoin, in OXAYDO-treated patients may increase oxycodone plasma concentrations and prolong opioid adverse reactions. When using OXAYDO with CYP3A4 inhibitors or discontinuing CYP3A4 inducers in OXAYDO-treated patients, monitor patients closely at frequent intervals and consider dosage reduction of OXAYDO until stable drug effects are achieved.

Concomitant use of OXAYDO with CYP3A4 inducers or discontinuation of a CYP3A4 inhibitor could decrease oxycodone plasma concentrations, decrease opioid efficacy or, possibly, lead to a withdrawal syndrome in a patient who had developed physical dependence to oxycodone.

Risks from Concomitant Use with Benzodiazepines or Other CNS Depressants

Profound sedation, respiratory depression, coma, and death may result from the concomitant use of OXAYDO with benzodiazepines or other CNS depressants (e.g., non-benzodiazepine sedatives/hypnotics, anxiolytics, tranquilizers, muscle relaxants, general anesthetics, antipsychotics, other opioids, alcohol). Because of these risks, reserve concomitant prescribing of these drugs for use in patients for whom alternative treatment options are inadequate.

Advise both patients and caregivers about the risks of respiratory depression and sedation when OXAYDO is used with benzodiazepines or other CNS depressants (including alcohol and illicit drugs). Advise patients not to drive or operate heavy machinery until the effects of concomitant use of the benzodiazepine or other CNS depressant have been determined. Screen patients for risk of substance use disorders, including opioid abuse and misuse, and warn them of the risk for overdose and death associated with the use of additional CNS depressants including alcohol and illicit drugs.

Life-Threatening Respiratory Depression in Patients with Chronic Pulmonary Disease or in Elderly, Cachectic, or Debilitated Patients

The use of OXAYDO in patients with acute or severe bronchial asthma in an unmonitored setting or in the absence of resuscitative equipment is contraindicated.

Patients with Chronic Pulmonary Disease: OXAYDO-treated patients with significant chronic obstructive pulmonary disease or cor pulmonale, and those with a substantially decreased respiratory reserve, hypoxia, hypercapnia, or pre-existing respiratory depression are at increased risk of decreased respiratory drive including apnea, even at recommended dosages of OXAYDO.

Elderly, Cachectic, or Debilitated Patients: Life-threatening respiratory depression is more likely to occur in elderly, cachectic, or debilitated patients because they may have altered pharmacokinetics or altered clearance compared to younger, healthier patients.

Monitor such patients closely, particularly when initiating and titrating OXAYDO and when OXAYDO is given concomitantly with other drugs that depress respiration.  Alternatively, consider the use of non-opioid analgesics in these patients.

Adrenal Insufficiency

Cases of adrenal insufficiency have been reported with opioid use, more often following greater than one month of use.

Severe Hypotension

OXAYDO may cause severe hypotension including orthostatic hypotension and syncope in ambulatory patients. There is increased risk in patients whose ability to maintain blood pressure has already been compromised by a reduced blood volume or concurrent administration of certain CNS depressant drugs (e.g., phenothiazines or general anesthetics). Monitor these patients for signs of hypotension after initiating or titrating the dosage of OXAYDO. In patients with circulatory shock, OXAYDO may cause vasodilation that can further reduce cardiac output and blood pressure. Avoid the use of OXAYDO in patients with circulatory shock.

Risks of Use in Patients with Increased Intracranial Pressure, Brain Tumors, Head Injury, or Impaired Consciousness

In patients who may be susceptible to the intracranial effects of CO2 retention (e.g., those with evidence of increased intracranial pressure or brain tumors), OXAYDO may reduce respiratory drive, and the resultant CO2 retention can further increase intracranial pressure.Monitor such patients for signs of sedation and respiratory depression, particularly when initiating therapy with OXAYDO.

Opioids may also obscure the clinical course in a patient with a head injury. Avoid the use of OXAYDO in patients with impaired consciousness or coma.

Risks of Use in Patients with Gastrointestinal Conditions

OXAYDO is contraindicated in patients with known or suspected gastrointestinal obstruction, including paralytic ileus.

The oxycodone in OXAYDO may cause spasm of the sphincter of Oddi. Opioids may cause increases in serum amylase. Monitor patients with biliary tract disease, including acute pancreatitis, for worsening symptoms.

Increased Risk of Seizures in Patients with Seizure Disorders

The oxycodone in OXAYDO may increase the frequency of seizures in patients with seizure disorders, and may increase the risk of seizures occurring in other clinical settings associated with seizures. Monitor patients with a history of seizure disorders for worsened seizure control during OXAYDO therapy.

Withdrawal

Avoid the use of mixed agonist/antagonist (e.g., pentazocine, nalbuphine, and butorphanol) or partial agonist (e.g., buprenorphine) analgesics in patients who are receiving a full opioid agonist analgesic, including OXAYDO. In these patients, mixed agonist/antagonist and partial agonist analgesics may reduce the analgesic effect and/or precipitate withdrawal symptoms.

When discontinuing OXAYDO in a physically-dependent patient, gradually taper the dosage. Do not abruptly discontinue OXAYDO in these patients.

Risks of Driving and Operating Machinery

OXAYDO may impair the mental or physical abilities needed to perform potentially hazardous activities such as driving a car or operating machinery. Warn patients not to drive or operate dangerous machinery unless they are tolerant to the effects of OXAYDO and know how they will react to the medication.

Adverse Reactions

Serious adverse reactions that may be associated with OXAYDO include: respiratory depression, respiratory arrest, circulatory depression, cardiac arrest, hypotension, and/or shock.

The most frequent of the adverse reactions include nausea, constipation, vomiting, headache, and pruritus.

Additional Drug Interactions

Serotonergic Drugs

The concomitant use of opioids with other drugs that affect the serotonergic neurotransmitter system has resulted in serotonin syndrome.

Monoamine Oxidase Inhibitors (MAOIs)

MAOI interactions with opioids may manifest as serotonin syndrome or opioid toxicity (e.g., respiratory depression, coma).

Mixed Agonist/Antagonist and Partial Agonist Opioid Analgesics

May reduce the analgesic effect of OXAYDO and/or precipitate withdrawal symptoms.

Muscle Relaxants

Oxycodone may enhance the neuromuscular blocking action of skeletal muscle relaxants and produce an increased degree of respiratory depression.

Diuretics

Opioids can reduce the efficacy of diuretics by inducing the release of antidiuretic hormone.

Anticholinergic Drugs

The concomitant use of anticholinergic drugs may increase risk of urinary retention and/or severe constipation, which may lead to paralytic ileus.

Use in Specific Populations

Pregnancy

Prolonged use of opioid analgesics during pregnancy may cause neonatal opioid withdrawal syndrome. There are no available data with OXAYDO in pregnant women to inform a drug-associated risk for major birth defects and miscarriage.

Labor or Delivery

Opioids cross the placenta and may produce respiratory depression and psycho-physiologic effects in neonates. An opioid antagonist, such as naloxone, must be available for reversal of opioid-induced respiratory depression in the neonate. OXAYDO is not recommended for use in pregnant women during or immediately prior to labor, when other analgesic techniques are more appropriate. Opioid analgesics, including OXAYDO, can prolong labor through actions which temporarily reduce the strength, duration, and frequency of uterine contractions. However, this effect is not consistent and may be offset by an increased rate of cervical dilation, which tends to shorten labor. Monitor neonates exposed to opioid analgesics during labor for signs of excess sedation and respiratory depression.

Lactation

Oxycodone is present in breast milk. Because of the potential for serious adverse reactions, including excess sedation and respiratory depression in a breastfed infant, breastfeeding is not recommended during treatment with OXAYDO.

Females and Males of Reproductive Potential

Chronic use of opioids may cause reduced fertility in females and males of reproductive potential. It is not known whether these effects on fertility are reversible.

Pediatric Use

The safety, effectiveness, and pharmacokinetics of OXAYDO in pediatric patients below the age of 18 have not been established.

Geriatric Use

Elderly patients (aged 65 years or older) may have increased sensitivity to oxycodone. In general, use caution when selecting a dosage for an elderly patient, usually starting at the low end of the dosing range, reflecting the greater frequency of decreased hepatic, renal, or cardiac function and of concomitant disease or other drug therapy.

Respiratory depression is the chief risk for elderly patients treated with opioids, and has occurred after large initial doses were administered to patients who were not opioid-tolerant or when opioids were co-administered with other agents that depress respiration. Titrate the dosage of OXAYDO slowly in geriatric patients and monitor closely for signs of central nervous system and respiratory depression.

Hepatic Impairment

Since oxycodone is extensively metabolized in the liver, its clearance may decrease in patients with hepatic impairment. Follow a conservative approach to initiate dosing in patients with hepatic impairment. Monitor patients closely and adjust the dose based on clinical response.

Renal Impairment

Information from oxycodone HCl indicates that patients with renal impairment had higher plasma concentrations of oxycodone than subjects with normal renal function. Use a conservative approach to initiate dosing in patients with renal impairment. Monitor patients closely and adjust the dose based on clinical response.

Safe Harbor
 Statements included in this press release (including but not limited to upcoming milestones) that are not historical in nature and contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “look forward to” and other similar expressions are “forward-looking statements” within the meaning of the Private

Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, and are subject to known and unknown uncertainties and risks. Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: the success of Egalet’s clinical trials, including the timely recruitment of trial subjects and meeting the timelines therefor; Egalet’s ability to obtain regulatory approval of Egalet’s product candidates and the labeling claims that Egalet believes are necessary or desirable for successful commercialization of its products and product candidates; Egalet’s ability to maintain the intellectual property position of Egalet’s products and product candidates; Egalet’s ability to identify and reliance upon qualified third parties to manufacture its products; Egalet’s ability to commercialize its products, and to do so successfully; the costs of commercialization activities, including marketing, sales and distribution; the size and growth potential of the markets for Egalet’s products and product candidates, and Egalet’s ability to service those markets; Egalet’s ability to obtain reimbursement and third-party payor contracts for its products; Egalet’s ability to service its debt obligations; Egalet’s ability to raise additional funds to execute its business plan and growth strategy on terms acceptable to Egalet, if at all; Egalet’s ability to find and hire qualified sales professionals; the rate and degree of receptivity in the marketplace and among physicians to Egalet’s products; the success of products that compete with Egalet’s that are or become available; general market conditions; and other risk factors set forth in Egalet’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the United States Securities and Exchange Commission (SEC) and in other filings Egalet makes with the SEC from time to time. While Egalet may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Investor and Media Contact:
E. Blair Clark-Schoeb
Senior Vice President, Communications
Email: bcs@egalet.com
Tel: 484-259-7370